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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of The
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): January 8, 2001

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                             PICTURETEL CORPORATION
               (Exact name of Registrant as specified in charter)

         DELAWARE                      I-9434                   04-2835972
(State or other jurisdiction      (Commission File           (I.R.S. employer
     of incorporation)                 Number)               identification No.)

                                     -------

                      100 Minuteman Rd., Andover, MA, 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 292-5000
                Registrant's Telephone number including area code

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ITEM 5.   OTHER EVENTS.

     A.   Earnings Announcement.

     In a press release issued on January 8, 2001, PictureTel Corporation indicated that it expects revenues in the range of $50 million to $55 million for the quarter ended December 31, 2000, a decrease from the previous quarter. This estimate may be subject to adjustments for revenue recognition provided for in the Staff Accounting Bulletin No. 101 of the Securities Exchange Commission and other adjustments. The reduced revenue results primarily from the slowing of the economy and the sale by PictureTel of MultiLink, Inc., its wholly-owned subsidiary, during the quarter. The estimated fourth quarter revenues are higher than the revenues of the second quarter of fiscal 2000, after accounting for the reduced revenue from the sale of MultiLink. Fourth quarter operating losses are expected to approximate those incurred in the third quarter of fiscal 2000.

     PictureTel also indicated that sales of its new 900 Series, iPower(TM) integrated collaboration solutions, based on technologies co-developed with Intel Corporation, were greater than sales of its legacy products in the fourth quarter of fiscal 2000.

     B.   Appointment of Chief Financial Officer.

     In the January 8, 2000 press release and in a press release issued on January 9, 2001, PictureTel announced that it had appointed Dalton Edgecomb as its new chief financial officer. Edgecomb will succeed interim chief financial officer, Ralph Takala of Altman & Company. Takala, who has served as the Company's interim chief financial officer for six months, will act as a consultant to PictureTel, supporting ongoing operational initiatives.

     Edgecomb brings more than 15 years of financial management and restructuring experience, including positions with Arthur Andersen, Chase Manhattan Bank, and most recently, with restructuring firm Zolfo Cooper, LLC.

     A copy of PictureTel's January 8, 2000 and January 9, 2000 press releases are filed as exhibits hereto and incorporated by reference herein.


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ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS.

          (c)  EXHIBITS

          Exhibit Number      Title
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               1              Press release, dated January 8, 2001.

               2              Press release, dated January 9, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PICTURETEL CORPORATION

                                   /s/Dalton Edgecomb
                                   --------------------------------------------
                                   Dalton Edgecomb
                                   Chief Financial Officer


Date:    February 9, 2001


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